DENNY’S CORPORATION RELEASES PRELIMINARY FINANCIAL RESULTS FOR FOURTH QUARTER AND FISCAL YEAR 2022

- Company Reiterates Fourth Quarter 2022 Guidance Expectations -

SPARTANBURG, S.C., January 9, 2023 - Denny’s Corporation (the "Company") (NASDAQ: DENN), owner and operator of Denny's Inc. ("Denny's") and Keke's Inc. ("Keke's") today reported selected preliminary and unaudited results for its fourth quarter and fiscal year ended December 28, 2022.

Kelli Valade, Chief Executive Officer, stated, "We were pleased to conclude 2022 with another solid quarter of same-restaurant** sales performance in a challenging environment. We remain focused on increasing staffing levels, extending operating hours, and upholding our commitment to everyday value in the near-term while we move forward with exciting revitalization strategies to further propel our business into the future.”

Preliminary Results

Denny's fourth quarter domestic system-wide same-restaurant sales** grew 2.0% compared to the equivalent fiscal period in 2021, including a 1.7% increase at domestic franchised restaurants and a 6.0% increase at company restaurants.

Denny's fiscal year domestic system-wide same-restaurant sales** grew 6.3% compared to the equivalent fiscal period in 2021, including a 6.0% increase at domestic franchised restaurants and a 10.4% increase at company restaurants.

In 2022, the Company opened 30 restaurants, including 8 international locations, and closed 66 restaurants, bringing the year-end total restaurant count to 1,656. In addition, 49 remodels were completed during the fiscal year, including 11 at company restaurants.

In the fourth quarter, the Company allocated $7.8 million to share repurchases, resulting in $64.9 million allocated to share repurchases for the full year. As of December 28, 2022, the Company had approximately $153 million remaining under its existing repurchase authorization.

Business Outlook

Based on preliminary results, the Company is reiterating its fourth quarter 2022 guidance expectations provided with the Company’s third quarter 2022 results, which were announced on November 1, 2022:

•Denny's domestic system-wide same-restaurant sales** between 1% and 3%.
•Consolidated total general and administrative expenses between $17 million and $18 million, including approximately $2 million related to share-based compensation expense.
•Consolidated Adjusted EBITDA* between $21 million and $23 million.

The Company expects to release financial and operating results for its fourth quarter and fiscal year ended December 28, 2022, along with financial guidance for 2023, after the market closes on Monday, February 13, 2023.

DENNY’S CORPORATION
Preliminary Results
(Unaudited)

	Denny's				Keke's (2)
Changes in Same-Restaurant Sales (1) vs. Prior Year	Quarter Ended		Fiscal Year Ended		Quarter Ended		Fiscal Year Ended
(Increase (decrease))	12/28/22	12/29/21	12/28/22	12/29/21	12/28/22	12/29/21	12/28/22	12/29/21
Company Restaurants	6.0%	58.6%	10.4%	55.3%	N/A	N/A	N/A	N/A
Domestic Franchise Restaurants	1.7%	48.3%	6.0%	40.1%	N/A	N/A	N/A	N/A
Domestic System-wide Restaurants	2.0%	49.0%	6.3%	41.1%	N/A	N/A	N/A	N/A

(1)	Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open during the comparable periods noted. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.
	Keke's comparable same-restaurant sales will not be reported for the first year following the acquisition.
(2)	Effective July 20, 2022, the Company acquired Keke's; as such the data represents post-acquisition results.

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units September 28, 2022	66	1,547	1,613	8	45	53
Units Opened	—	12	12	—	1	1
Units Acquired (3)	—	—	—	—	—	—
Units Reacquired	—	—	—	—	—	—
Units Closed	—	(23)	(23)	—	—	—
Net Change	—	(11)	(11)	—	1	1
Ending Units December 28, 2022	66	1,536	1,602	8	46	54

	Denny's			Keke's
		Franchised			Franchised
Restaurant Unit Activity	Company	& Licensed	Total	Company	& Licensed	Total
Ending Units December 29, 2021	65	1,575	1,640	—	—	—
Units Opened	—	28	28	—	2	2
Units Acquired (3)	—	—	—	8	44	52
Units Reacquired	1	(1)	—	—	—	—
Units Closed	—	(66)	(66)	—	—	—
Net Change	1	(39)	(38)	8	46	54
Ending Units December 28, 2022	66	1,536	1,602	8	46	54

(3)	Effective July 20, 2022, the Company acquired Keke's, consisting of 8 company operated restaurants and 44 franchised restaurants.

*The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates, including gains, losses and other charges, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimates are not provided.

**Same-restaurant sales include sales at company restaurants and non-consolidated franchised and licensed restaurants that were open the same period in the prior year. Total operating revenue is limited to company restaurant sales and royalties, advertising revenue, fees and occupancy revenue from non-consolidated franchised and licensed restaurants. Accordingly, domestic franchise same-restaurant sales and domestic system-wide same-restaurant sales should be considered as a supplement to, not a substitute for, the Company's results as reported under GAAP.

Upcoming Investor Conference Presentation

The Company will be participating in the 2023 Annual ICR Conference taking place at the JW Marriott Orlando Grande Lakes in Orlando, Florida. The Company’s presentation will take place on Tuesday, January 10, 2023, at 10:00 a.m. Eastern Time. Investors and interested parties may listen to a live audio webcast of the event which will be available online in the Investor Relations section of the Company’s website at investor.dennys.com with a replay of the webcast available following the live event. Investors and interested parties may access a copy of the presentation in the Events and Presentations section of the Company’s website at investor.dennys.com.

About Denny’s Corporation

Denny’s Corporation is one of America’s largest full-service restaurant chains based on number of restaurants. As of December 28, 2022, the Company consisted of 1,656 restaurants, 1,582 of which were franchised and licensed restaurants and 74 of which were company operated.

Denny's Corporation consists of the Denny’s brand and the Keke’s brand. As of December 28, 2022, the Denny's brand consisted of 1,602 global restaurants, 1,536 of which were franchised and licensed restaurants and 66 of which were company operated. As of December 28, 2022, the Keke's brand consisted of 54 restaurants, 46 of which were franchised restaurants and 8 of which were company operated.

For further information on Denny's Corporation, including news releases, links to SEC filings, and other financial information, please visit investor.dennys.com.

Cautionary Language Regarding Forward-Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release. In addition, certain matters discussed in this release may constitute forward-looking statements. These forward-looking statements, which reflect management's best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements. Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, "will", and variations of such words and similar expressions are intended to identify such forward-looking statements. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others: the evolving COVID-19 pandemic and related containment measures, including the potential for further operational disruption from government mandates affecting restaurants; economic, public health and political conditions that impact consumer confidence and spending, including COVID-19; commodity and labor inflation; the ability to effectively staff restaurants; the Company's ability to maintain adequate levels of liquidity for its cash needs, including debt obligations, payment of dividends, planned share repurchases and capital expenditures as well as the ability of its customers, suppliers, franchisees and lenders to access sources of liquidity to provide for their own cash needs; competitive pressures from within the restaurant industry; the Company's ability to integrate and derive the expected benefits from our acquisition of Keke's Breakfast Cafe; the level of success of the Company’s operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment and geopolitical events (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 29, 2021 (and in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629